As filed with the Securities and Exchange Commission on August 22, 2000
                              Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WINN-DIXIE STORES, INC.
             (Exact name of registrant as specified in its charter)

                 Florida                                   59-0514290
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation  or  organization)                    Identification No.)

              5050 Edgewood Court, Jacksonville, Florida 32254-3699
               (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code:
                                 (904) 783-5000

       WINN-DIXIE STORES, INC. STOCK OPTION AGREEMENT FOR ALLEN R. ROWLAND

   WINN-DIXIE STORES, INC. RETENTION AND ATTRACTION PROGRAM PLAN CONSISTING OF
                            STOCK OPTION AGREEMENTS
                              FOR CERTAIN EMPLOYEES
                            (Full title of the plans)

                               E. Ellis Zahra, Jr.
                    Senior Vice President and General Counsel
                             Winn-Dixie Stores, Inc.
                           Box B, General Mail Center
                        Jacksonville, Florida 32203-0297
                                 (904) 783-5000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Michael B. Kirwan
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               50 N. Laura Street
                                   Suite 2800
                           Jacksonville, Florida 32202
                              --------------------
                         CALCULATION OF REGISTRATION FEE
[GRAPHIC OMITTED]

                                         Proposed      Proposed     Amount of
Title of Securities     Amount to         Maximum      Maximum    Registration
to be Registered            be           Offering      Aggregate       Fee
Common Stock, $1.00    Registered(1)     Price Per     Offering
par value                                 Share(2)      Price(2)

                         500,000         $ 27.00     $13,500,000.00

                         530,836           20.00      10,616,720.00

                           5,000           17.5625        87,812.50   $ 9,009.41

                          10,000           17.375        173,750.00

                          90,000           16.625      1,496,250.00

                           3,000           15.00          45,000.00

                         561,164           14.625      8,207,023.50
[GRAPHIC OMITTED]

(1) The Securities to be registered include 500,000 shares of Common Stock issuable under the individual stock option agreement listed above and 1,200,000 issuable under the stock option agreements comprising the retention and attraction program (the "Option Agreements"), plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Option Agreements.

(2) Pursuant to Rule 457(h), the offering price has been calculated on the basis of the exercise price of the options awarded under the Option Agreements. [GRAPHIC OMITTED]

The exhibit index is located on page 8 pursuant to the sequential numbering system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I have been sent or given to the individuals set forth in the option agreements included as exhibits herein pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933").

         A description of the Registrant's Common Stock is included in the documents containing the information required by Part I.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") (Commission File Number 1-3657):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 2000, which sets forth the Registrant's audited consolidated financial statements and schedules for such fiscal year.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.
------ -------------------------

            Not Applicable

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

            Not Applicable

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

         Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XIV of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law, against liability incurred in connection with any proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

         The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7. Exemption from Registration Claimed.
------ -----------------------------------

            Not Applicable

Item 8. Exhibits.
------ --------

         Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9. Undertakings.
------ ------------

         (a)      The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation  S-X is not set forth
in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 9th day of August, 2000.

                                                      WINN-DIXIE STORES, INC.
                                                            (Registrant)

                                                       By: /s/ A. Dano Davis
                                                               A. Dano Davis
                                                        Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)                             (Title)                       (Date)


/s/ A. Dano Davis                Chairman of the Board            August 9, 2000
--------------------
    A. Dano Davis                    and Director


/s/ Allen R. Rowland          President, Chief Executive Officer, August 9, 2000
--------------------
    Allen R. Rowland          and Director (Principal executive
                                            officer)


/s/ Richard P. McCook            Senior Vice President and        August 9, 2000
---------------------
    Richard P. McCook              Chief Financial Officer
                                 (Principal financial officer)


/s/ D. Michael Byrum              Vice President, Corporate       August 9, 2000
---------------------
    D. Michael Byrum           Controller and Chief Accounting
                             Officer (Principal accounting officer)

/s/ Robert D. Davis                     Director                  August 9, 2000
---------------------
    Robert D. Davis

      (Signature)                       (Title)                      (Date)

/s/ T. Wayne Davis, Jr.                 Director                  August 9, 2000
-----------------------
    T. Wayne Davis, Jr.


/s/ Armando M. Codina                   Director                  August 9, 2000
-----------------------
    Armando M. Codina


/s/ Carleton R. Rider                   Director                  August 9, 2000
-----------------------
    Carleton T. Rider


/s/ Radford D. Lovett                   Director                  August 9, 2000
-----------------------
    Radford D. Lovett


/s/ Charles P. Stephens                 Director                  August 9, 2000
-----------------------
    Charles P. Stephens


/s/ Julia B. North                       Director                 August 9, 2000
-----------------------
    Julia B. North

                                  EXHIBIT INDEX




         Exhibit                                                   Sequentially
         No.                                                         Numbered
                                                                      Pages

         4.1(a) Restated Articles of Incorporation as amended as filed with the Secretary of State of Florida (incorporated by reference to Exhibits 3.1 and 3.1.1 to Form 10-K for the year ended
                   June 30, 1993).


         4.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.2 to Form 10-Q for the quarter ended January 11, 1995).

         4.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1.3 to Form 10-Q for the quarter ended September 17, 1997).


         4.2 Restated By-laws as amended (incorporated by reference to Exhibit 3.2 to Form 10-K for the year ended June 28, 2000).


         4.3       Winn-Dixie Stores, Inc. Stock Option Agreement
                   for Allen R. Rowland.                            9 through 12

         4.4       Winn-Dixie Stores, Inc. Stock Option Agreement
                   Form for option agreements comprising the
                   retention and attraction  program.*             13 through 19

         5.1       Opinion of Counsel.                             20 through 21

         23.1      Consent of KPMG LLP.                                       22

         23.2      Consent of Counsel (included in Exhibit 5).

* Substantially identical Stock Option Agreements have been omitted pursuant to Instruction 2 to Item 601 of Regulation S-K (see schedule attached as Exhibit 4.5).

                                                                     Exhibit 4.3

                             WINN-DIXIE STORES, INC.

                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is dated as of the 23rd day of November, 1999 by and between WINN-DIXIE STORES, INC., a Florida corporation ("Company") and Allen R. Rowland ("Optionee");

         IT IS HEREBY AGREED:

         I.       GRANT OF OPTION.
                  ---------------

         The Company hereby grants to Optionee the option to purchase Five Hundred Thousand (500,000) shares of Stock (the "Option"), at the price of $27.00 per share, which price is the fair market value of the stock on the date on which the Option is granted. "Stock" shall mean the Company's Common Stock, having a par value of $1.00 per share, as constituted on the date of this Agreement, whether presently authorized and unissued or held in the Company's treasury, or hereafter reacquired by the Company.

         The Option is granted pursuant to and as provided in Optionee's Employment Agreement with the Company, dated November 23, 1999 (the "Employment Agreement") and is subject to the terms and conditions of the Employment Agreement and this Agreement.

         II.      EXPIRATION AND TERMINATION OF OPTION.
                  ------------------------------------

         Subject to the provisions of Article III hereof, the Option shall be exercisable on or before November 23, 2009, at the end of which period it shall expire and become void (unless previously expired and deemed void pursuant to Article III) to the extent it then remains unexercised.

         If Optionee shall cease to be employed by the Company (a) following a Change in Control (as that term is defined in subparagraph 15(i) of the Employment Agreement), (b) upon a termination of the Optionee's employment by the Company for other than Cause (as that term is defined in subparagraph 4(b)(ii) of the Employment Agreement) or by the Optionee for Good Reason (as that term is defined in subparagraph 4(c)(ii) of the Employment Agreement), or
(c) upon termination of the Optionee's employment due to death or Disability (as that term is defined in subparagraph 4(c) of the Employment Agreement), the Option shall become fully vested and exercisable and shall remain exercisable during the twenty-four (24) month period immediately following such termination of employment (unless the Option shall sooner expire, pursuant to the terms of this Agreement, on November 23, 2009), exercise such Option, and at the expiration of such twenty-four (24) months, the Option (unless it shall have sooner expired pursuant to the first paragraph of this Article II) shall terminate and become void to the extent that it then remains unexercised.




         If Optionee shall cease to be employed by the Company for any reason other than as set forth in the preceding paragraph, the Option may be exercised to the extent vested and exercisable (determined pursuant to Article III hereof as of the date of employment termination) within the three-month period immediately following the date of employment termination (unless it shall have expired sooner pursuant to the first paragraph of this Article II), at the end of which period the Option shall terminate and become void in its entirety. Any portion of the Option not vested on the date of a termination of employment for a reason other than as set forth in the preceding paragraph shall immediately terminate and become void as of the date of employment termination.

         This Option Agreement does not confer upon Optionee any right with respect to continuance of employment by the Company. All of such rights are contained in the Employment Agreement.

         III.     EXERCISE OF OPTION.
                  ------------------

         Subject to the provisions of Article II hereof, fifty percent (50%) of the Option (i.e. 250,000 shares out of the 500,000) shall be exercisable during the term set forth in Article II hereof at any time after the date of this Agreement and the remaining fifty percent (50%) of the Option (i.e., the remaining 250,000 out of the 500,000) shall be exercisable during the term set forth in Article II hereof at any time after the first annual anniversary of the date of this Agreement.

         The Option, when exercisable, may be exercised (a) by Optionee, (b) in the event of a transfer of the Option pursuant to Article IV hereof, by a transferee of the Option, or (c) in the event of the death of the Optionee, by the person or persons to whom the Option passes by will or the laws of descent and distribution, in whole at any time or in part from time to time, by submitting written notice thereof to the Company or its duly authorized agent or representative on such forms as may be provided by the Company, accompanied by payment in full (i) in cash, (ii) using shares of the Company's common stock that have been held by the Optionee for at least six months prior to the date of exercise, (iii) by delivery (on a form approved by the Committee (as that term is defined in the Company's Key Employee Stock Option Plan, effective January 24, 1990, as amended August 2, 1999 (the "Committee"))) of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock subject to the Option and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, or (iv) by any other method the Committee deems acceptable from time to time in its sole discretion. Shares used to satisfy the exercise price shall be valued at their fair market value on the date of exercise.

         IV.      TRANSFER OF OPTION.
                  ------------------

         The Option and any right(s) of Optionee hereunder to purchase shares of Stock may not be sold, pledged, assigned or transferred by Optionee otherwise than (a) by will or the laws of descent and distribution, or (b) by gift to any member of the Optionee's immediate family or to a trust for the benefit of such immediate family member. Any transferee of this Option shall receive the Option subject to all of the terms and conditions contained in this Agreement and the Employment Agreement. For purposes of this Article IV, the term "immediate family" shall mean the Optionee's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents.


         V.       ANTI-DILUTION.
                  -------------

         If any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Committee shall, in its sole discretion, determine whether such change equitably requires a change in the number and type of shares subject to this Option and whether the purchase price of stock subject to this Option (i.e., the exercise price) shall be equitably adjusted; provided that, the Committee shall make such adjustments to the extent necessary to preserve the economic intent of this Option. Any adjustment made by the Committee in good faith shall be conclusive. Fractional shares resulting from any such adjustment shall be rounded to the nearest whole share.

         VI.      RIGHTS OF OPTIONEE.
                  ------------------

         Optionee shall not have any rights as a stockholder of the Company by virtue of the Option until the date of issue of the certificate or certificates for the shares of Stock purchased by Optionee pursuant to exercise of the Option.

         VII.     ADMINISTRATION.
                  --------------

         Consistent with the terms of this Agreement and the Employment Agreement, the Committee shall administer this Option and shall make all determinations as to any question that may arise with respect to the interpretation, intent or administration of this Agreement. All determinations made by the Committee with respect to this Agreement shall be final unless determined otherwise in good faith by the Board of Directors of the Company. In the event of any dispute relating to the terms of this Agreement or the Committee's and/or the Company's Board of Director's determinations made hereunder, such dispute shall be settled in accordance with the dispute resolution procedures set forth in the Employment Agreement (as in effect on the date of such dispute or, if earlier, the date when the Optionee's employment terminates).

         VIII.    WITHHOLDING.
                  -----------

         The  Company   shall  have  no  obligation  to  deliver  a  certificate
evidencing the Shares purchased upon exercise of this Option unless and until withholding arrangements satisfactory to the Company are made.

         IX.      REGISTRATION OF SHARES.
                  ----------------------

         The Shares subject to this Option shall be registered under the Securities Act of 1933, as amended, at the time of, or as soon as practicable after, the execution of this Agreement.

         X.       AMENDMENT.
                  ---------

         This Agreement may be amended only upon mutual written consent of both of the parties hereto.




IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                                     WINN-DIXIE STORES, INC.


                                                      By: /s/ A. Dano Davis
                                                          -----------------
                                                            Its Chairman


                                                  Attest: /s/ Judith W. Dixon
                                                          -------------------
                                                            Its Secretary

                                                         /s/ Allen R. Rowland
                                                         --------------------
                                                             Allen R. Rowland

                                                                     Exhibit 4.4

                             WINN-DIXIE STORES, INC.

                             STOCK OPTION AGREEMENT


         THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), entered into and effective as of the __th day of __________, 2000 (the "Effective Date of Grant") by and between WINN-DIXIE STORES, INC., a Florida corporation (the "Company") and (FirstName) (LastName), (the "Optionee") implements the grant of a Stock Option (the "Option") pursuant to action of the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), subject to the terms and conditions set forth below.

         WHEREAS, the Company wishes to ensure, to the extent practical, the continued employment and motivation of the Optionee by granting the Optionee an opportunity to acquire shares of the Company's common stock; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such Option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Optionee agree as follows:

         I.       GRANT OF OPTION.

         Subject to the terms, restrictions, limitations, and conditions stated herein, the Company hereby grants to Optionee, not in lieu of salary or other compensation, the option to purchase _______________ (_______) shares of Stock at the price of $_____ per share, which price was the fair market value of the Stock on the Effective Date of Grant. For purposes of this Agreement, "Stock" shall mean the Company's Common Stock, having a par value of $1.00 per share, as constituted on the date of this Agreement, whether presently authorized and unissued or held in the Company's treasury, or hereafter reacquired by the Company.

         II.      OPTION TERM.

         The Option shall expire and become void on the earlier of (i) the date specified in Article IV hereof following termination of employment, (ii) ten
(10) years after the Effective Date of Grant or (iii) the date the Option is fully exercised.

         III.     VESTING AND EXERCISE OF THE OPTION.
                  ----------------------------------

     (a) The Option shall be vested and exercisable pursuant to the following schedule, provided the Optionee has been in the continuous employ of the Company through the periods set forth:


         Anniversary of                             Percentage of Option that is
      Effective Date of Grant                           Vested and Exercisable
      -----------------------                      -----------------------------
                1st                                              20%

                2nd                                              40%

                3rd                                              60%

                4th                                              80%

                5th                                              100%


If the Optionee's employment is terminated prior to the 5th anniversary of the Effective Date of Grant, Option shall be vested and exercisable to the extent provided in the preceding schedule, plus, a portion of the 20% of the Option that would have become exercisable at the next anniversary of the Effective Date of Grant shall become exercisable, such portion to be determined by the Compensation Committee based on the number of days completed since the immediately preceding anniversary of the Effective Date of Grant.

     (b) Shares purchased pursuant to this Agreement shall be paid for in full at the time of such purchase in cash, or by any other method that the Committee deems acceptable in its sole discretion, or by any combination thereof. The Option shall be deemed exercised, and the Shares purchased thereby shall be deemed issued, as of the date such payment is received by the Company.

     (c) The Option, when exercisable, may be exercised by Optionee (or, in the event of the death of the Optionee, by the person or persons to whom the Option passes by will or the laws of descent and distribution) in whole at any time or in part from time to time (provided that each exercise shall be for 1,000 shares of Stock, or any multiple thereof, unless there shall be less than 1,000 shares remaining subject to exercise, in which event such exercise shall be for the full number of shares remaining subject to exercise) by submitting written notice thereof to the Company or its duly authorized agent or representative on such forms as may be provided by the Company accompanied by payment in full, in cash, for the shares to be purchased.

     (d) Immediately preceding the occurrence of a Change of Control, as defined below, the Option shall become immediately fully vested and exercisable. For purposes of this section, the term "Change of Control" shall mean:

          (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), excluding (A) those persons and entities included in the joint Schedule 13(G) filing filed with the Securities and Exchange Commission on February 12, 1999, and all current or future heirs, successors and affiliates to such persons and all trusts or other entities established or maintained, or to be established or maintained, for the benefit of such persons and their heirs, successors and affiliates (collectively, the "Davis Family"), (B) any employee benefit plan or related trust sponsored or maintained by the Company and (C) a corporation or other entity owned, directly or indirectly, by all or substantially all of the shareholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company ("Person")), becoming the beneficial owner, directly or indirectly, of twenty-five (25) percent or more of the outstanding voting stock of the Company requiring the filing of a report with the Securities and Exchange Commission under Section 13(d) of the Act; provided, that, at the time of the acquisition of such beneficial ownership interest, such Person's beneficial ownership interest in the Company exceeds that of the Davis Family;

          (ii) consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty (50) percent of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

          (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

                    IV. EXPIRATION AND TERMINATION OF OPTION.
                      ------------------------------------

     (a) In the event the Optionee shall cease to be employed by the Company for any reason other than death, the Option may be exercised to the extent then vested and exercisable (as determined pursuant to Article III hereof), within the three month period following termination of employment (unless it shall have expired sooner pursuant to Article II). At the end of the three month period following termination of employment, the Option shall terminate and become void.

     (b) In the event of the death of the Optionee while in the employ of the Company, such Option shall be exercisable to the extent then vested and exercisable as determined pursuant to Article III hereof) within one year of such date of death (unless it shall have expired sooner pursuant to Article II), but only by the person or persons to whom such Option shall pass by the Optionee's will or the laws of descent and distribution. At the end of such one year period, the Option (unless it shall have expired sooner pursuant to Article
II) shall terminate and become void.

     (c) Leaves of absence may be granted to the Optionee because of illness or for such other reasons as the Committee may determine, without such leaves being considered a termination of employment.



                                V. ANTI-DILUTION.
                                  -------------

     If any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the Committee shall, in its sole discretion, determine whether such change equitably requires a change in the number and type of shares subject to this Option and whether the purchase price of stock subject to this Option (i.e., the exercise price) shall be equitably adjusted. Any adjustment made by the Committee shall be conclusive. Fractional shares resulting from any such adjustment shall be rounded to the nearest whole share.

                             VI. RIGHTS OF OPTIONEE.
                               ------------------

     (a) The Optionee shall not have any rights as a stockholder of the Company by virtue of the Option until the date of issuance of the certificate or certificates for the shares of Stock purchased by Optionee pursuant to exercise of the Option.

     (b) This Option Agreement does not confer upon the Optionee any right with respect to continuance of employment by the Company.

     (c) Neither the Option nor any right of the Optionee hereunder to purchase shares of Stock may be sold, pledged, assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or his or her court appointed guardian.

                    VII. COMPLIANCE WITH REGULATORY MATTERS.
                       ----------------------------------

     The Optionee acknowledges that the issuance of Shares of the Company is subject to limitations imposed by federal and state laws, and the Optionee hereby acknowledges and agrees that the Company shall not be obligated to issue any of the Shares upon exercise of the Option if such issuance would cause the Company to violate any law, rule, regulation, order or consent decree of any regulatory authority (including, without limitation, the Securities and Exchange Commission) having jurisdiction over the affairs and/or the capital stock of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of the Shares complies with the provisions of this Article VII.

                              VIII. ADMINISTRATION.
                                 --------------

     The   Committee   shall   administer   this   Option  and  shall  make  all
determinations as to any question that may arise with respect to the interpretation, intent or administration of this Agreement. All determinations made by the Committee with respect to this Agreement shall be final unless determined otherwise by the Board.



                                IX. WITHHOLDING.
                                   -----------

     The Committee will make whatever arrangements the Company deems necessary or appropriate to comply with all applicable withholding requirements. The Committee and the Company shall have no obligation to deliver a certificate evidencing the Shares purchased upon exercise of the Option unless and until withholding arrangements satisfactory to the Company are made. The Optionee's failure to comply with required withholding arrangements shall result in forfeiture of any benefits hereunder.

                                X. MISCELLANEOUS.
                                   -------------

     (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

     (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Florida, and, as applicable, the federal laws of the United States of America.

     (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three (3) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if (i) to the Optionee, at the address set forth below and (ii) to the Company, at the Company's principal office in Jacksonville, Florida.

     (d) In the event that any one or more provisions of this Agreement shall be held invalid, illegal or otherwise unenforceable in any respect, the invalid, illegal or unenforceable provision or provisions shall be, to the extent possible, modified in order for it or them to be valid, legal or enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     (e) This Agreement constitutes the entire agreement between the Optionee and the Company with respect to the subject matter hereof.


                                 XI. AMENDMENT.
                                     ---------

     This Agreement may be amended only upon mutual written consent of both of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                              WINN-DIXIE STORES, INC.
                                             By: /s/ Allen R. Rowland
                                      Its President and Chief Executive Officer

                                            Attest: /s/ Judith W. Dixon
                                                     Its Secretary

                                            OPTIONEE
                                                     ---------------------------
                                                        (FirstName) (LastName)
                                                     ---------------------------
                                                              (Address)
                                                     ===========================

                                  Date of
    Name of Optionees           Option Award       Number of          Exercise
    -----------------            Agreement         Option Shares       Price
                             -----------------  -------------------- -----------
                              January 28, 2000  From 2,768 to 92,267 From $15.00
                                   through         per Optionee       to $20.00
                                June 12, 2000                         per share
    Baxley, William R.

    Berry, Webster M.

    Byrum, David M.

    Clerc, George E., Jr.

    Cherry, Keith B.

    Dixon, Judith W.

    Doolittle, Charles W.

    Fitzgerald, John D.

    Hutton, Randall L.

    Istre, Michael J.

    Lafever, Daniel G.

    Lunn, Raymond C., Jr.

    McCook, Richard P.

    Moon, Teddy M.

    Nixon, Michael E.

    Payment, Philip H., Jr.

    Richardson, Daniel J.

    Ross, Kellie D.

    Rowe, Robert A.

    Sellers, Mark A.

    Sheehan, John R.

    Solana, Harrison M., Jr.

    Toscano, August B.

    Webb, Author C.

    Zahra, E. Ellis, Jr.